UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2008

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street

Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2008, Angiotech Pharmaceuticals, Inc. (“Angiotech”) announced that it had been notified by Ares Management and New Leaf Venture Partners (together, the “Investors”) that they had elected, effective November 19, 2008, to terminate the Note Purchase Agreement, dated as of July 6, 2008 (the “Note Purchase Agreement”), by and among Angiotech Pharmaceutical Interventions, Inc. (“API”), Ares Corporate Opportunities Fund III, L.P., New Leaf Ventures I, L.P., New Leaf Ventures II, L.P. and, solely with respect to Article II, III, IV and V, Angiotech and the subsidiary guarantors party thereto. Following the termination of the Note Purchase Agreement, the Investors have no material relationship to Angiotech or its affiliates. The Note Purchase Agreement was filed as an exhibit to Angiotech’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2008.

The Note Purchase Agreement provided for the purchase by the Investors of between $200 and $300 million, such amount determined at Angiotech’s option, of convertible notes issued by API that would have been convertible into a significant minority interest in API. The convertible notes would have been guaranteed by Angiotech and its subsidiary guarantors, as described in the Note Purchase Agreement. The net proceeds from the issuance of the convertible notes would have been used to reduce Angiotech’s existing debt, pursuant to a tender offer announced and commenced concurrent with the announcement of the Note Purchase Agreement. Angiotech announced the termination of the tender offer on September 23, 2008.

The Investors terminated the Note Purchase Agreement due to Angiotech’s inability to satisfy the conditions to closing set forth in the Note Purchase Agreement. Angiotech announced that it would be unable to satisfy such closing conditions on September 23, 2008.

As previously disclosed in Angiotech’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, Angiotech may have a liability for certain fees and expenses to the Investors pursuant to the Note Purchase Agreement. See note 17(b)(ix) to the financial statements contained in such quarterly report on Form 10-Q.

Angiotech’s press release announcing the termination of the Note Purchase Agreement is incorporated herein by reference and is attached hereto as Exhibit 99.1. The summary of selected provisions of the Note Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 of Angiotech’s Form 8-K filed with the SEC on July 10, 2008.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
99.1	Press Release issued November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Date: November 24, 2008	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued November 21, 2008.